                        FORM OF REPRESENTATIVES' WARRANT

                           Option to Purchase 200,000
                             Shares of Common Stock

                            REPRESENTATIVES' WARRANT
                            ------------------------

                             Dated: __________, 2000


     THIS CERTIFIES THAT John G. Kinnard and Company, Incorporated and Kaufman Bros., L.P. (herein sometimes called the "Holders" or the "Representatives") are entitled to purchase from ACT Teleconferencing, Inc., a Colorado corporation (the "Company"), at the price and during the period as hereinafter specified, up to 200,000 shares (the "Shares") of common stock, no par value per share (the "Common Stock"), at a purchase price of $____ per share (120% of the public offering price) subject to adjustment as described below, at any time during the four-year period commencing one (1) year from the effective date of the Registration Statement (as defined herein) (the "Effective Date").

     This Representatives' Warrant (the "Representatives' Warrant") is issued pursuant to an Underwriting Agreement between the Company and John G. Kinnard and Company, Incorporated and Kaufman Bros., L.P., as Representatives of the several Underwriters set forth in Schedule I to said Underwriting Agreement, in connection with a public offering, through the Representatives, of 2,000,000 shares of Common Stock as therein described (and up to 300,000 additional shares of Common Stock covered by an over-allotment option granted by the Company to the Underwriters), and in consideration of $1.00 received by the Company for the Representatives' Warrant. Except as specifically otherwise provided herein, the Shares issued pursuant to the Representatives' Warrant shall bear the same terms and conditions as described under the caption "Description of Securities-
Common Stock" in the Registration Statement on Form S-1, File No. 333-___________ (the "Registration Statement") except that the Holder shall have registration rights under the Securities Act of 1933, as amended (the "Act"), for the Representatives' Warrant and the Shares issuable pursuant thereto as more fully described in paragraph 6 herein.

     1. The rights represented by the Representatives' Warrant shall be exercised at the price, set forth in the first paragraph hereof subject to adjustment in accordance with Section 8 hereof (the "Exercise Price"), and during the periods as follows:

        (a) During the period from the Effective Date to and through __________, 2001 (the "First Anniversary Date"), inclusive, the Holder shall have no right to purchase any Shares hereunder, except that in the event of any merger, consolidation or sale of substantially all the assets of the Company as an entirety prior to the First Anniversary Date (other than (i) a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification or reorganization of any outstanding shares of Common Stock or (ii) any sale/leaseback, mortgage or other financing transaction), the Holder shall have the right to exercise the Representatives' Warrant concurrently with such event and into the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of Shares into which the Representatives' Warrant were exercisable immediately prior thereto.

        (b) Between _____________, 2001 and 2005, (five (5) years from the
Effective Date, i.e. the "Expiration Date") inclusive, the Holder shall have the option to purchase Shares hereunder at the Exercise Price.

        (c) After the Expiration Date, the Holder shall have no right to purchase any Shares hereunder.

     2. (a) The rights represented by the Representatives' Warrant may be exercised at any time within the periods above specified, in whole or in part, by (i) the surrender of the Representatives' Warrant (with the purchase form at the end hereof properly executed) at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company); (ii) payment to the Company of the exercise price then in effect for the number of Shares specified in the above-mentioned purchase form together with applicable stock transfer taxes, if any; and (iii) delivery to the Company of a duly executed agreement signed by the person(s) designated in the purchase form to the effect that such person(s) agree(s) to be bound by the provisions of paragraph 6 and subparagraphs (b), (c) and (d) of paragraph 7 hereof. The Representatives' Warrant shall be deemed to have been exercised, in whole or in part to the extent specified, immediately prior to the close of business on the date the Representatives' Warrant is surrendered and payment is made in accordance with the foregoing provisions of this paragraph 2, and the person or persons in whose name or names the certificates for the Shares shall be issuable upon such exercise shall become the holder or holders of record of such Shares at that time and date. The Shares and the certificates for the Shares so purchased shall be delivered to the Holder within a reasonable time, not exceeding ten (10) business days, after the rights represented by this Representatives' Warrant shall have been so exercised.

        (b) Notwithstanding anything to the contrary contained in paragraph 2(a), the Holder may elect to exercise this Representatives' Warrant in whole or in part by receiving Shares equal to the value (as determined below) of this Representatives' Warrant, or any part hereof, upon surrender of the Representatives' Warrant at the principal office of the Company together with notice of such election in which event the Company shall issue to the Holder a number of Shares computed using the following formula:

                  X = Y(A-B)
                      ------
                        A

         Where X = the number of Shares to be issued to the Holder;
               Y = the number of Shares issuable upon exercise of this
                   Representatives' Warrant;
               A = the current fair market value of one share of Common Stock; B = the Exercise Price of the Representatives' Warrant;

     As used herein, current fair market value of Common Stock shall mean with respect to each share of Common Stock the average of the closing prices of the Common Stock sold on the principal national securities exchanges on which the Common Stock is at the time admitted to trading or listed, or, if there have been no sales on any such exchange on such day, the average of the highest bid and lowest ask price on such day as reported by NASDAQ, or any similar organization if NASDAQ is no longer reporting such information, either (i) on the date which the form of election is deemed to have been sent to the Company (the "Notice Date") or (ii) over a period of five (5) trading days preceding the Notice Date, whichever of (i) or (ii) is greater.

     If on the date for which current fair market value is to be determined the Common Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the current fair market value of Common Stock shall be the highest price per share which the Company could then obtain from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors of the Company, unless prior to such date the Company has become subject to a binding agreement for a merger, acquisition or other consolidation pursuant to which the Company is not the surviving party, in which case the current fair market value of the Common Stock shall be deemed to be the value to be received by the holders of the Common Stock for each share thereof pursuant to the Company's acquisition.

     3. The Representatives' Warrant shall not be sold, transferred, assigned, or hypothecated for a period of one year commencing on the Effective Date except that it may be transferred to successors of the Holder, and may be assigned in whole or in part to any person who is an officer of the Holder to any members of the selling group and/or the officers or partners thereof during such period. This Representatives' Warrant must be executed immediately upon its transfer at any time after one year from the Effective Date, and if not so executed, shall lapse. Any such assignment shall be effected by the Holder by (i) executing the form of assignment at the end hereof and (ii) surrendering the Representatives' Warrant for cancellation at the office or agency of the Company referred to in paragraph 2 hereof, accompanied by a certificate (signed by an officer of the Holder if the Holder is a corporation) stating that each transferee is a permitted transferee under this paragraph 3; whereupon the Company shall issue, in the name or names specified by the Holder (including the Holder), a new Representatives' Warrant or Warrants of like tenor and representing in the aggregate rights to purchase the same number of Shares as are purchasable hereunder at such time.

     4. The Company covenants and agrees that all Shares which may be purchased hereunder will, upon issuance and delivery against payment therefor of the requisite purchase price, be duly and validly issued, fully paid and nonassessable. The Company further covenants and agrees that, during the periods within which the Representatives' Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the exercise of the Representatives' Warrant.

     5. The Representatives' Warrant shall not entitle the Holder to any voting rights or other rights, including without limitation notice of meetings of other actions or receipt of dividends, as a stockholder of the Company.

     6. (a) The Company shall advise the Holder or its permitted transferee, whether the Holder holds the Representatives' Warrant or has exercised the Representatives' Warrant and holds Shares, by written notice at least four weeks prior to the filing of any new registration statement thereto under the Act, or the filing of a notification on Form 1-A under the Act for a public offering of securities, covering any securities of the Company, for its own account or for the account of others, except for any registration statement filed on Form S-4 or S-8 (or other comparable form), and will, during the five (5) year period from the Effective Date, upon the request of the Holder, include in any such new registration statement (or notification as the case may be) such information as may be required to permit a public offering of, all or any of the Shares underlying the Representatives' Warrant (the "Registrable Securities"). For so long as the Warrants remain outstanding and as long as required by the Act (so long as the Holder's ability to exercise any Warrant is not adversely affected), the Company will file post-effective amendments to the Registration Statement (or any new registration statement filed by the Company) setting forth or otherwise incorporating certain information contained in the then most recent quarterly report on Form 10-Q or annual report on Form 10-K filed by the Company (each such post-effective amendment, a "Quarterly Amendment"). The parties hereby agree that if at any time during such five (5) year period the Company receives written notice from the Holder at least two weeks prior to the filing of any such Quarterly Amendment indicating such Holder's intention to offer Registrable Securities in such Quarterly Amendment, the Company will include in such Quarterly Amendment such information as may be required to permit a public offering of such Registrable Securities. The delivery by the Holder of any such notice shall not constitute a demand made pursuant to Section 6(b). The Company shall supply prospectuses and such other documents as the Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities, use its best efforts to register and qualify any of the Registrable Securities for sale in such states (i) as such Holder designates and (ii) with respect to which the Company obtained a qualification in connection with its public offering; and do any and all other acts and things which may be necessary or desirable to enable such Holder to consummate the public sale or other disposition of the Registrable Securities, all at no expense to the Holder or the Representatives (other than sales commissions, underwriting discounts or commissions, or other expenses of such sale), and furnish indemnification in the manner provided in paragraph 7 hereof. The Holder shall furnish information and indemnification as set forth in paragraph 7.

     (b) At any time during the four (4) year period beginning one (1) year after the Effective Date, a 50% Holder (as defined below) may request, on two occasions, that the Company register under the Act any and all of the Registrable Securities held by such 50% Holder, once at the Company's expense and on the second occasion, at the 50% Holder's expense. Upon the receipt of any such notice, the Company will promptly, but no later than four weeks after receipt of such notice, file a post-effective amendment to the current Registration Statement or a new registration statement pursuant to the Act, so that such designated Registrable Securities may be publicly sold under the Act as promptly as practicable thereafter and the Company will use reasonable efforts to cause such registration to become and remain effective (including the taking of such reasonable steps as are necessary to obtain the removal of any stop order) within 120 days after the receipt of such notice, provided, that such Holder shall furnish the Company with appropriate information in connection therewith as the Company may reasonably request in writing. The 50% Holder may, at its option, request the registration of any of the Shares underlying the Representatives' Warrant in a registration statement made by the Company as contemplated by Section 6(a) or in connection with a request made pursuant to this Section 6(b) prior to acquisition of the Shares issuable upon exercise of the Representatives' Warrant. The 50% Holder may, at its option, request such post-effective amendment or new registration statement during the described period with respect to the Representatives' Warrant and/or the Shares and such registration rights may be exercised by the 50% Holder prior to or subsequent to the exercise of the Representatives' Warrant. Within ten days after receiving any such notice pursuant to this subsection (b) of paragraph 6, the Company shall give notice to any other Holders of the Representatives' Warrant, advising that the Company is proceeding with such post-effective amendment or registration statement and offering to include therein the Shares underlying that part of the Representatives' Warrant held by the other Holders, provided that they shall furnish the Company with such appropriate information (relating to the intentions of such Holders) in connection therewith as the Company shall reasonably request in writing. All costs and expenses of the post-effective amendment or new registration statement shall be borne by the Company, except that the Holder(s) shall bear the fees of their own counsel and any other advisors retained by them and any underwriting discounts or commissions applicable to any of the securities sold by them. The Company will use its best efforts to maintain such registration statement or post-effective amendment current under the Act for a period of at least 180 days from the effective date thereof. The Company shall supply prospectuses, and such other documents as the Holder(s) may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities, use its best efforts to register and qualify any of the Registrable Securities for sale in such states (i) as such Holder(s) designate and (ii) with respect to which the Company obtained a qualification in connection with its public offering and furnish indemnification in the manner provided in paragraph 7 hereof. Notwithstanding the foregoing set forth in this paragraph 6(b), the Company shall not be required to include in any registration statement any Registrable Securities which in the opinion of counsel to the Company (which opinion is reasonably acceptable to counsel to the Representatives) would be saleable immediately without restriction under Rule 144 (or its successor) if the Representatives' Warrant was exercised pursuant to paragraph 2(b) herein.

     (c) The term "50% Holder" as used in this paragraph 6 shall mean the Holder(s) of at least 50% of the Representatives' Warrant and/or the Shares underlying the Representatives' Warrant (considered in the aggregate).

     7. (a) Whenever pursuant to paragraph 6 a registration statement relating to any Shares issued upon exercise of the Representatives' Warrant is filed under the Act, amended or supplemented, the Company will indemnify and hold harmless each Holder of the securities covered by such registration statement, amendment or supplement (such Holder being hereinafter called the "Distributing Holder"), and each person, if any, who controls (within the meaning of the Act) the Distributing Holder, and each underwriter (within the meaning of the Act) of such securities and each person, if any, who controls (within the meaning of the Act) any such underwriter, against any losses, claims, damages or liabilities, joint or several, to which the Distributing Holder, any such controlling person or any such underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities, or actions in respect thereof, arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement as declared effective or any final prospectus constituting a part thereof or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse the Distributing Holder or such controlling person or underwriter for any legal or other expense reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder or any other Distributing Holder for use in the preparation thereof and provided further, that the indemnity agreement provided in this Section 7(a) with respect to any preliminary prospectus shall not inure to the benefit of any Distributing Holder, controlling person of such Distributing Holder, underwriter or controlling person of such underwriter from whom the person asserting any losses, claims, charges, liabilities or litigation based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state therein a material fact, received such preliminary prospectus, if a copy of the prospectus in which such untrue statement or alleged untrue statement or omission or alleged omission was corrected has not been sent or given to such person within the time required by the Act and the Rules and Regulations thereunder.

     (b) The Distributing Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed said registration statement and such amendments and supplements thereto, and each person, if any, who controls the Company (within the meaning of the Act) against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities, or actions in respect thereof, arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in said registration statement, said preliminary prospectus, said final prospectus, or said amendment or supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder for use in the preparation thereof; and will reimburse the Company or any such director, officer or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

     (c) Promptly after receipt by an indemnified party under this paragraph 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give the indemnifying party notice of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this paragraph 7.

     (d) In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement hereof, the indemnifying party will be entitled to participate in and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this paragraph 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

     8. The Exercise Price in effect at the time and the number and kind of securities purchasable upon the exercise of the Warrant shall be subject to adjustment from time to time upon the happening of certain events as follows:

     (a) In case the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock (other than issuance of Common Stock pursuant to antidilution provisions set forth in the Registration Statement), (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, or (iv) enter into any transaction whereby the outstanding shares of Common Stock of the Company are at any time changed into or exchanged for a different number or kind of shares or other security of the Company or of another corporation through reorganization, merger, consolidation, liquidation or recapitalization, then appropriate adjustments in the number of Shares (or other securities for which such Shares have previously been exchanged or converted) subject to this Representatives' Warrant shall be made and the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination, reclassification, reorganization, merger, consolidation, liquidation or recapitalization shall be proportionately adjusted so that the Holder of this Representatives' Warrant exercised after such date shall be entitled to receive the aggregate number and kind of shares of Common Stock which, if this Representatives' Warrant had been exercised by such Holder immediately prior to such date, he would have been entitled to receive upon such dividend, distribution, subdivision, combination, reclassification, reorganization, merger, consolidation, liquidation or recapitalization. For example, if the Company declares a 2 for 1 stock distribution and the Exercise Price hereof immediately prior to such event was $______ per Share and the number of Shares issuable upon exercise of this Representatives' Warrant was _________ , the adjusted Exercise Price immediately after such event would be $_________ per Share and the adjusted number of Shares issuable upon exercise of this Representatives' Warrant would be ________. Such adjustment shall be made successively whenever any event listed above shall occur.

     (b) In case the Company shall fix a record date for the issuance of rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price (the "Subscription Price") (or having a conversion price per share) less than the Exercise Price on a per share basis (the "Per Share Exercise Price") on such record date, the Exercise Price shall be adjusted so that the same shall equal the price determined by multiplying the number of Shares by the Per Share Exercise

Price in effect immediately prior to the date of issuance by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock then outstanding on the record date mentioned below and the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at the Per Share Exercise Price in effect immediately prior to the date of such issuance, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding on the record date mentioned below and the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever such rights or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants; and to the extent that shares of Common Stock are not delivered (or securities convertible into Common Stock are not delivered) after the expiration of such rights or warrants the Exercise Price shall be readjusted to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered.

     (c) In case the Company shall hereafter distribute to all holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions and dividends or distributions referred to in Subsection (a) above) or subscription rights or warrants (excluding those referred to in Subsection (b) above), then in each such case the Exercise Price in effect thereafter shall be determined by multiplying the number of Shares by the Per Share Exercise Price in effect immediately prior thereto, multiplied by a fraction, the numerator of which shall be the total number of shares of Common Stock then outstanding multiplied by the current market price per share of Common Stock (as defined in Subsection (e) below), less the fair market value (as determined by the Company's Board of Directors) of said assets, or evidences of indebtedness so distributed or of such rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such current market price per share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

     (d) Whenever the Exercise Price payable upon exercise of the Representatives' Warrant is adjusted pursuant to Subsections (a), (b) or (c) above, the number of Shares purchasable upon exercise of this Representatives' Warrant shall simultaneously be adjusted by multiplying the number of Shares issuable upon exercise of this Representatives' Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

     (e) For the purpose of any computation under Subsection (c) above, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices of the Common Stock for 30 consecutive business days before such date. The closing price for each day shall be the last sale price regular way or, in case no such reported sale takes place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or, if not listed or admitted to trading on such exchange, the average of the highest reported bid and lowest reported asked prices as reported by NASDAQ, or other similar organization if NASDAQ is no longer reporting such information, or if not so available, the fair market price as determined by the Board of Directors as set forth in Section 2(b) herein.

     (f) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least five cents ($0.05) in such price; provided, however, that any adjustments which may by reason of this Subsection (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section 8 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this
Section 8 to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Exercise Price, in addition to those required by this Section 8, as it shall determine, in its sole discretion, to be advisable in order that any dividend or distribution in shares of Common Stock, or any subdivision, reclassification or combination of Common Stock, hereafter made by the Company shall not result in any Federal income tax liability to the holders of the Common Stock or securities convertible into Common Stock.

     (g) Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly cause a notice setting forth the adjusted Exercise Price and adjusted number of Shares issuable upon exercise of the Representatives' Warrant to be mailed to the Holder, at its address set forth herein, and shall cause a certified copy thereof to be mailed to the Company's transfer agent, if any. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this Section 8, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

     (h) In the event that at any time, as a result of an adjustment made pursuant to the provisions of this Section 8, the Holder of the Representatives' Warrant thereafter shall become entitled to receive any shares of the Company other than Common Stock, thereafter the number of such other shares so receivable upon exercise of the Representatives' Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsections (a) to (f), inclusive, above.

     9. This Agreement shall be governed by and in accordance with the laws of the State of Minnesota without regard to conflict of laws provision.

     IN WITNESS WHEREOF, the Company has caused this Representatives' Warrant to be signed by its duly authorized officers under its corporate seal, and this Representatives' Warrant to be dated ____________, 2000.

                                    ACT TELECONFERENCING, INC.

                                    By:
                                       --------------------------------
                                    Name:
                                         ------------------------------
                                    Title:
                                          -----------------------------

Attest:


------------------------------
Name:
     -------------------------
Title:
      ------------------------

                                  PURCHASE FORM
                                  -------------

                  (To be signed only upon exercise of Warrant)



     The undersigned, the holder of the foregoing Representatives' Warrant, hereby irrevocably elects to exercise the purchase rights represented by such Warrant for, and to purchase thereunder, _______________ Shares of Common Stock, no par value per share (the "Shares") ACT Teleconferencing, Inc., payment of $_______ therefor, and requests that the certificates for the Shares issued in the name(s) of, and delivered to ________________________, whose address(es) is
(are):



Dated:  _______________, ____


                                    By:
                                       --------------------------------

                                    -----------------------------------

                                    -----------------------------------
                                                  Address

                                  TRANSFER FORM
                                  -------------

          (To be signed only upon transfer of Representatives' Warrant)



     For value received, the undersigned hereby sells, assigns, and transfers unto ______________________________ the right to purchase Shares represented by the foregoing Representatives' Warrant to the extent of __________ Shares, and appoints _________________________ attorney to transfer such rights on the books of _________________ ____________, with full power of substitution in the premises. The undersigned believes that each transferee is a permitted transferee under Section 3 of the Representatives' Warrant.



Dated:  _______________, ____


                                    By:
                                       --------------------------------

                                    -----------------------------------

                                    -----------------------------------
                                                  Address



In the presence of: